Exhibit 99.1

Virtusa Announces Second Quarter Fiscal 2011 Financial Results

•                  Second quarter fiscal 2011 revenue of $52.7 million increased 40% year-over-year

•                  Second quarter fiscal 2011 EPS was $0.15 compared to $0.12 in the second quarter fiscal 2010

•                  Commenced work with 7 new clients; Active client base increases to 76

•                  Raising fiscal year 2011 revenue guidance

Westborough, MA — (October 27, 2010) — Virtusa Corporation (NASDAQ: VRTU), a global information technology (IT) services company that provides IT consulting, technology implementation and application outsourcing services through an enhanced global delivery model, today reported financial results for the second quarter fiscal year 2011, ended September 30, 2010.

Second Quarter Fiscal 2011 Financial Results

Revenue for the second quarter of fiscal 2011 was $52.7 million, an increase of 40% year-over-year and 2% sequentially.  On a constant currency basis (1), second quarter fiscal 2011 revenue increased 42% year-over-year and 1% sequentially.

Virtusa reported income from operations of $4.0 million for the second quarter of fiscal 2011, an increase compared to $3.2 million for the second quarter of fiscal 2010, and an increase compared to $3.1 million for the first quarter of fiscal 2011.

Net income for the second quarter of fiscal 2011 increased to $3.7 million, or $0.15 per diluted share, compared to $3.0 million, or $0.12 per diluted share, for the second quarter of fiscal 2010, and $3.1 million, or $0.13 per diluted share, for the first quarter of fiscal 2011.

The Company ended the second quarter of fiscal 2011 with $95.0 million of cash, cash equivalents, short-term investments and long-term investments (2).  The Company generated cash from operations of $7.0 million during the second quarter of fiscal 2011.

Kris Canekeratne, Virtusa’s Chairman and CEO, stated, “This was another solid quarter for Virtusa, driven primarily by increased contributions from the high quality clients we have added over the last 18 months.”  Mr. Canekeratne continued, “These clients are ramping faster and contributing greater revenue as they realize the benefits of our value proposition and our ability to accelerate their business outcomes.”

Ranjan Kalia, Chief Financial Officer, said, “Based on our first half performance and the underlying momentum of our business, we are raising our revenue guidance for the full fiscal year 2011.”  Mr. Kalia continued, “We remain focused on margin expansion by driving productivity and efficiency programs as we scale the business to meet top line growth.”

Financial Outlook

Virtusa management provided the following current financial guidance:

•                  Third quarter fiscal 2011 revenue is expected to be in the range of $54.0 to $56.0 million, with diluted EPS of $0.16 to $0.20.

•                  Fiscal year 2011 revenue is expected to be in the range of $214.0 to $220.0 million, with diluted EPS of $0.60 to $0.72.

The Company’s third quarter and fiscal year 2011 diluted EPS estimates assume an average share count of approximately 24.8 million and 24.7 million, respectively (assuming no further exercises of stock-based awards), and assume a stock price of $12.30 per share, which was derived from the average closing price of the Company’s stock over the five trading days ended on October 26, 2010.  Deviations from this stock price may cause actual EPS to vary based on share dilution from Virtusa’s stock options and stock appreciation rights.

Conference Call and Webcast

Virtusa will host a conference call today, Wednesday, October 27, 2010 at 5:00 pm Eastern time to discuss the Company’s second quarter 2011 financial results, current financial guidance and other corporate developments.   To access this call, dial 888-500-6975 (domestic) or 719-325-2253 (international).  A replay of this conference call will be available through November 3, 2010 at 877-870-5176 (domestic) or 858-384-5517 (international).  The replay passcode is 6320140.  A live webcast of this conference call will be available on the “Investors” page of the Company’s website (www.virtusa.com), and a replay will be archived on the website as well.

About Virtusa

Virtusa provides end-to-end information technology (IT) services to Global 2000 companies. These services, which include IT consulting, application maintenance, development, systems integration and managed services, leverage a unique Platforming methodology that transforms clients’ businesses through IT rationalization. Virtusa helps customers accelerate business outcomes by consolidating, rationalizing and modernizing their core customer facing processes into one or more core systems.

Virtusa delivers cost-effective solutions through a global delivery model, applying advanced methods such as Agile and Accelerated Solution Design to ensure that its solutions meet the clients’ requirements.  As a result, Virtusa’s clients simultaneously reduce their IT operations cost while increasing their ability to meet changing business needs.

Founded in 1996 and headquartered in Massachusetts, Virtusa has operations in North America, Europe and Asia.

© 2010 All rights reserved. Virtusa, Accelerating Business OutcomesSM and all other related logos/service names are either registered trademarks or trademarks of Virtusa Corporation in the United States, United Kingdom, European Union, India and/or Sri Lanka. All other company and service names are the property of their respective holders.

Non-GAAP Financial Information

(1)           To determine year-over-year constant currency revenue for the Company’s second quarter of fiscal 2011, revenue from entities reporting in U.K. pound sterling was converted into U.S. dollars at the average exchange rate in effect for the three months ended September 30, 2009 of 1.64 U.S. dollars to U.K. pounds sterling, rather than the actual exchange rate in effect for the three months ended September 30, 2010 of 1.55 U.S. dollars to U.K. pounds sterling.  To determine sequential revenue change in constant currency for the Company’s second quarter of fiscal 2011, revenue from entities reporting in U.K. pounds sterling was converted into U.S. dollars at the average exchange rate in effect for the three months ended June 30, 2010 of 1.49 U.S. dollars to U.K. pounds sterling, rather than the actual exchange rate in effect for the three months ended September 30, 2010 of 1.55 U.S. dollars to U.K. pounds sterling.

(2)           The Company considers the measure of cash, cash equivalents, short-term and long-term investments to be a more meaningful indicator of the Company’s overall liquidity.  All of the Company’s investments, other than certain auction-rate securities, are classified as available-for-sale, including the Company’s long-term investments which consist of fixed income securities, including government agency bonds and municipal and corporate bonds, which meet the credit rating and diversification requirements of the Company’s investment policy as approved by the Company’s audit committee and board of directors.

This press release includes certain non-GAAP financial information as defined by Regulation G by the Securities and Exchange Commission. Virtusa presents constant currency revenue to provide insights into, and a framework for assessing, how Virtusa’s revenue performed excluding the effect of foreign currency rate fluctuations (see footnote (1) above for further detail).  Virtusa also presents a reconciliation of its cash, cash equivalents, short term and long term investments which it believes provides insight into its cash position and overall liquidity (see footnote (2) above for further detail).   While Virtusa’s management believes that these non-GAAP revenue measures and cash reconciliation presentations are useful in evaluating Virtusa’s revenue and cash position and overall liquidity, this information should be considered as supplemental in nature and not as a substitute for the related financial information prepared in accordance with GAAP.

Forward-Looking Statements

Certain statements made in this press release that are not based on historical information are forward-looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. This press release contains express or implied forward-looking statements relating to, among other things, Virtusa’s expectations concerning management’s forecast of financial performance, the growth of our business, and management’s plans, objectives, and strategies. These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond Virtusa’s control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties include, among other things: Virtusa’s dependence on a limited number of clients as well as clients located principally in the United States and United Kingdom and in concentrated industries; Virtusa’s ability to hire and retain enough sufficiently trained IT professionals to support its operations; Virtusa’s ability to expand its business or effectively manage growth; restrictions on immigration or changes in immigration laws; the loss of any key member of Virtusa’s senior management team, increasing competition in the IT services outsourcing industry; Virtusa’s ability to attract and retain clients and meet their expectations; Virtusa’s ability to sustain profitability or maintain profitable engagements; Virtusa’s ability to assimilate and integrate the operations of InSource, LLC and ConVista Consulting, LLC; unanticipated acquisition related costs and negative effects on Virtusa’s reported results of operations from acquisition-related charges; Virtusa’s ability to achieve expected synergies and operating efficiencies in the acquisitions within expected time-frames or at all; quarterly fluctuations in Virtusa’s earnings; client terminations or contracting delays, or delays in revenue recognition in any reporting period; Virtusa’s ability to successfully manage its billing and utilization rates and its targeted on-site to offshore delivery mix; technological innovation; Virtusa’s ability to effectively manage its facility, infrastructure and capacity needs; regulatory, legislative and judicial developments in Virtusa’s operations areas; political or economic instability in India or Sri Lanka; any reduction or withdrawal of tax benefits provided to Virtusa by the governments of India and Sri Lanka, or new legislation by such governments which could be harmful to Virtusa; wage inflation and increases in government mandated benefits in India and Sri Lanka; telecommunications or technology disruptions; worldwide economic and business conditions; currency exchange rate fluctuations of the Indian and Sri Lankan rupee, the U.S. dollar and the U.K. pound sterling; and the volatility of the market price of Virtusa’s common stock. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Virtusa undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise. For additional disclosure regarding these and other risks faced by Virtusa, see the disclosure contained in Virtusa’s public filings with the Securities and Exchange Commission, including Virtusa’s Annual Report on Form 10-K for the fiscal year ended March 31, 2010, and subsequent Quarterly Reports on Form 10-Q, as filed with the Securities and Exchange Commission.

Virtusa Corporation and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands, unaudited)

	September 30, 2010	March 31, 2010

Assets:
Cash and cash equivalents	$41,965	$43,851
Short-term investments	35,626	27,820
Accounts receivable, net	38,531	31,160
Unbilled accounts receivable	6,722	6,123
Prepaid expenses	4,451	3,451
Deferred income taxes	667	540
Restricted cash	4,113	3,225
Other current assets	6,905	7,100
Total current assets	138,980	123,270

Property and equipment, net	27,844	24,525
Long-term investments	17,415	24,309
Long-term restricted cash	274	953
Deferred income taxes	6,339	5,865
Goodwill	19,046	19,090
Intangible assets, net	11,034	12,697
Other long-term assets	4,516	5,164
Total assets	$225,448	$215,873

Liabilities:
Accounts payable	$6,773	$6,769
Accrued employee compensation and benefits	10,706	8,949
Accrued expenses and other current liabilities	12,179	13,575
Deferred revenue	753	685
Income taxes payable	957	925
Total current liabilities	31,368	30,903
Long-term liabilities	2,963	3,176
Total liabilities	34,331	34,079

Stockholders’ equity	191,117	181,794
Total liabilities and stockholders’ equity	$225,448	$215,873

Virtusa Corporation and Subsidiaries

Consolidated Statements of Income

(In thousands except share and per share amounts, unaudited)

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2010	2009	2010	2009

Revenue	$52,676	$37,497	$104,079	$74,865
Costs of revenue	32,335	21,114	64,222	41,985
Gross profit	20,341	16,383	39,857	32,880
Total operating expenses	16,292	13,206	32,712	26,608

Income from operations	4,049	3,177	7,145	6,272

Other income (expense):
Interest income, net	435	453	802	872
Foreign currency transaction gains (losses)	(470)	(273)	(633)	(925)
Other, net	12	(9)	(29)	97
Total other income (expense)	(23)	171	140	44

Income before income tax expense	4,026	3,348	7,285	6,316
Income tax expense	310	362	516	701

Net income	$3,716	$2,986	$6,769	$5,615

Net income per share of common stock:
Basic	$0.16	$0.13	$0.29	$0.24
Diluted	$0.15	$0.12	$0.28	$0.24
Weighted average number of common shares outstanding
Basic	23,653,770	23,227,296	23,579,020	22,949,763
Diluted	24,626,090	24,151,930	24,522,412	23,857,345

Virtusa Corporation and Subsidiaries

Consolidated Statement of Cash Flows

(In thousands, unaudited)

	Six Months Ended
	September 30,
	2010	2009
Cash flows provided by operating activities:
Net income	$6,769	$5,615
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,225	2,366
Share-based compensation expense	2,004	1,712
Deferred income taxes, net	—	(266)
Gain on sale of plant and equipment	(51)	—
Foreign currency losses, net	633	925
Net changes in operating assets and liabilities:
Accounts receivable, net	(7,696)	4,856
Prepaid expenses and other current assets	(1,355)	2,613
Other long-term assets	211	(930)
Accounts payable	(477)	(2,549)
Accrued employee compensation and benefits	1,580	(520)
Accrued expenses and other current liabilities	376	(644)
Deferred revenue	48	(592)
Excess tax benefits from stock option exercises	—	(45)
Income taxes payable	(460)	94
Other long-term liabilities	(1,245)	(202)
Net cash provided by operating activities	4,562	12,433
Cash flows used for investing activities:
Purchase of short-term investments	(11,171)	(2,049)
Proceeds from sale or maturity of short-term investments	18,841	15,600
Purchase of long-term investments	(16,362)	(22,551)
Proceeds from sale or maturity of long-term investments	7,908	7,100
Purchase of property and equipment	(5,681)	(1,756)
Decrease (increase) in restricted cash	(284)	2,691
Net cash used for investing activities	(6,749)	(965)
Cash flows provided by (used for) financing activities:
Proceeds from exercise of common stock options	802	1,624
Excess tax benefits from stock option exercises	—	45
Principal payments on capital lease obligation	(1,116)	(4)
Net cash provided by (used for) financing activities	(314)	1,665
Effect of exchange rate changes on cash and cash equivalents	615	975
Net increase (decrease) in cash and cash equivalents	(1,886)	14,108
Cash and cash equivalents, beginning of period	43,851	55,698
Cash and cash equivalents, end of period	$41,965	$69,806

Supplemental Non-GAAP Financial Information as of September, 2010 and 2009

Reconciliation to total cash and cash equivalents, short-term investments and long-term investments:

Cash and cash equivalents, end of period	$41,965	$69,806

Short-term investments	35,626	26,136
Long-term investments	17,415	27,901
Total short-term and long-term investments, end of period	53,041	54,037

Total cash and cash equivalents, short-term investments and long-term investments	$95,006	$123,843

Media Contact:

Catharine Morgan
Greenough Communications
617-275-6552
cmorgan@greenoughcom.com,

Investor Contact:

Staci Strauss Mortenson

ICR

203-682-8273

staci.mortenson@icrinc.com